Exhibit 99.1
September 2025 Raymond James U.S. Bank Conference 1

Forward Looking Statements 2 In addition to historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of John Marshall Bancorp, Inc. (the “Company”). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements are based on our beliefs and assumptions and on the information available to us at the time that these disclosures were prepared, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. Should any known or unknown risks and uncertainties develop into actual events, those developments could have material adverse effects on our business, financial condition and results of operations. Factors that could have a material adverse effect on the operations of the Company and John Marshall Bank (the “Bank”) include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including potential reductions in spending by the U.S. Government and related reductions in the federal workforce; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in Item 1A. Risk Factors in the Company’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2025. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary note. Use of Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. Management believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.

3 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

Company Overview 4  John Marshall Bank is a growth-oriented commercial bank headquartered in Reston, Virginia  Established in 2006, the Company has grown organically to $2.3 billion in assets  Seasoned executive team with decades of in-market banking experience  Strategy emphasizes local market growth in loans, core funding, and profitability while maintaining strong asset quality and delivering tailored banking services – Hire experienced commercial banking and business development officers – Enhance customer experience by leveraging digital platform – Commercially-oriented bank with focus on deposit-rich industry segments – Diversify loan portfolio and improve funding mix – Grow non-interest income – Continue to focus on strong operating leverage and uphold rigorous expense control, while driving profitability – Maintain financial and credit quality discipline

Rewarding Our Shareholders Attractive Market Credit Discipline Prime for Future Growth Experienced Management 5 Investment Attributes

John Marshall Franchise

- Bank commenced operations in April 2006
- Chris Bergstrom named President and CEO April 30, 2018
- Building value by delivering tailored banking services and exceptional client experiences
- Commercially-oriented bank targeting:
  - Commercial Real Estate Lending
  - General Trade Contractors
  - Government Contractor Lending
  - Health Services
  - Nonprofits & Associations
  - Private Schools & Charter Schools
  - Professional Services
  - Property Management
  - Title & Escrow Services
- 8 full-service banking centers
- 141 FTE employees as of June 30, 2025

- **Second Quarter Highlights:**
  - For the quarter ended June 30, 2025, the Company reported:
    - 11 basis points increase in net interest margin when compared to the quarter ended March 31, 2025 (2.58% to 2.69%).
    - Net income of $5.1 million; represents a 6.1% increase over the $4.8 million for the quarter ended March 31, 2025.
    - Pre-tax, pre-provision earnings (Non-GAAP) of $7.1 million; represents a 12.1% increase over the $6.4 million for the quarter ended March 31, 2025.
    - $135.5 million new loan commitments, a 39.0 million or 40.5% increase over the quarter ended March 31, 2025.

Financial Highlights

($ in millions)	Year Ended December 31,				YTD
	2022	2023 Reported	2023 Core*	2024	June 30 2025
Balance Sheet					
Total Assets	$2,348	$2,243	$2,243	$2,235	$2,268
Gross Loans	1,790	1,860	1,860	1,872	1,917
Total Deposits	2,068	1,907	1,907	1,892	1,897
Loans / Deposits	87%	98%	98%	99%	101%
Capital (Bank level)					
Common Equity / Assets	10.0%	11.1%	11.1%	11.9%	12.2%
Tier 1 Leverage Ratio	11.3%	11.6%	11.6%	12.4%	12.8%
Total Risk-Based Capital Ratio	15.6%	15.7%	15.7%	16.2%	16.3%
Profitability					
Net Income	$31,803	$5,158	$19,779	$17,121	$9,913
ROAA	1.40%	0.22%	0.85%	0.76%	0.89%
ROAE	15.18%	2.32%	8.91%	7.16%	7.91%
Net Interest Margin	3.16%	2.22%	2.20%	2.28%	2.63%
Non-interest Expense / Average Assets	1.40%	1.33%	1.33%	1.41%	1.49%
Efficiency Ratio	44.2%	86.7%	58.5%	59.7%	55.1%
Asset Quality					
Non-Accruing Assets / Assets 1	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for Credit Losses / NPLs	N/M	N/M	N/M	N/M	N/M
Allowance for Credit Losses / Gross Loans	1.13%	1.05%	1.05%	1.00%	1.01%
NCOs / Average Loans	0.00%	0.00%	0.00%	0.00%	0.00%

YTD 2025 profitability figures are for the six months ended 6/30/2025, annualized.

1 - Non-accruing assets include nonaccrual loans and leases, and foreclosed or repossessed assets.

*Core (Non-GAAP) adjusted for the impact of the Restructuring as discussed in the Company's Form 10-K filed on March 20, 2024. See Reconciliation of Non-GAAP Disclosures for more details.

JOHN MARSHALL BANCORP, INC.
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7 Selective FinTech partnerships provide operating leverage and fuel additional growth Customer Experience Operating Efficiencies Risk Mitigation FinTech Partnership Benefits Various FinTech Partnerships Leveraging Technology

Executive Leadership 8 Chris Bergstrom President & CEO Chris Bergstrom has over 43 years of experience in the banking industry. Before joining John Marshall Bank, Mr. Bergstrom served in a variety of executive positions during 19 years with Cardinal Financial Corporation and Cardinal Bank, most recently serving as President and Chief Executive Officer from October 2015 until United Bankshares, Inc.’s acquisition of Cardinal in April 2017. He was also President of United Bank from April 2017 to April 2018. Mr. Bergstrom recently served as the Chairman of the Board of the Virginia Bankers Association. Mr. Bergstrom received his Master of Science in Finance from Virginia Commonwealth University and a Bachelors of Business Administration degree from James Madison University. Kent Carstater SEVP, Chief Financial Officer Andy Peden SEVP, Chief Banking Officer Andrew Peden is the Chief Banking Officer at John Marshall Bank, and was the Chief Lending Officer for four years before being promoted to his current position. Prior to joining JMB, he had over 18 years of banking experience, all but one year with Cardinal Bank. Mr. Peden received a Bachelor of Science degree in business from the University of Richmond – Robins School of Business. He is involved in both the business and local community, by serving on the Board of the VBA Management Services, Inc., a subsidiary of the VBA, and as a volunteer youth sports coach in Arlington, VA. Kent Carstater has over 25 years of financial services experience. He has responsibility for accounting, financial, human resources, information technology, investor relations and risk management operations. Mr. Carstater also chairs the Company’s Asset/Liability management committee. He joined John Marshall Bank in July 2016 as Senior Vice President of Market Risk Management, overseeing the Bank’s liquidity, asset/liability, investment, capital planning and strategic planning functions. From 2012 to 2016, Mr. Carstater served as a Senior Vice President and Treasurer at the Bank of Georgetown. In that role, he was responsible for financial and risk management, investor relations, capital markets activities and strategic planning. Prior to becoming a commercial banker in 2012, he advised community bank executives on strategic matters as an investment banker and founded a private equity firm focused on investing in financial institutions. Mr. Carstater earned his Bachelors of Science from Virginia Tech in Finance and Masters of Business Administration from the Darden School of Business at the University of Virginia.

Franchise Overview

Eight regional banking centers serve as business development hubs.



Loudoun County:
540 Fort Evans Road
Leesburg, VA
Montgomery County:
11 N. Washington St.
Rockville, MD
Main Office/Reston:
1943 Isaac Newton
Reston, VA
Tysons Corner:
8229 Boone Blvd.
Tysons Corner, VA
District of Columbia:
1625 K Street, NW
Arlington County:
2300 Wilson Blvd.
Arlington, VA
City of Alexandria:
640 Franklin St.
Alexandria, VA
Prince William County:
12701 Marblestone Dr.
Woodbridge, VA

- Founded 2006
- $2.3 billion in assets
- Utilize a branch-light strategy and technology to drive efficiency and enhance the experience for our customers.
- Approximately 97% of our deposit dollars are collected through mobile banking and treasury management products.
- No BaaS or fintech originated deposits.
- Only U.S. metropolitan area with population more than 5 million and median household income exceeding $120,000.

JOHN MARSHALL BANCORP, INC.
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Attractive Metro Markets 10 Median Household Income $ (2025) Projected Population Growth % (2025-2030) Educational Attainment % (>=Bachelors Degree) Unemployment Rate % (May 2025, NSA) Sources: S&P Global Market Intelligence, Bureau of Economic Analysis and data.census.gov. Blue line represents the average of the six metro markets shown

Market Growth + Consolidation = Unique Opportunity

Data as of: 6/30/2013

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Wells Fargo & Co. (CA)	23,769,182	15.3
2 Capital One Financial Corp. (VA)	22,128,708	14.2
3 Bank of America Corporation (NC)	21,404,120	13.8
4 SunTrust Banks Inc. (GA)	16,657,678	10.7
5 BB&T Corp. (NC)	13,255,025	8.5
6 PNC Financial Services Group (PA)	10,708,198	6.9
7 Citigroup Inc. (NY)	6,617,764	4.3
8 M&T Bank Corp. (NY)	4,062,737	2.6
9 HSBC Holdings	3,270,777	2.1
10 Toronto-Dominion Bank	3,025,720	1.9
11 Eagle Bancorp Inc (MD)	2,904,390	1.9
12 Sandy Spring Bancorp Inc. (MD)	2,277,639	1.5
13 Burke & Herbert Bank & Trust (VA)	2,204,402	1.4
14 Virginia Commerce Bank	2,192,719	1.4
15 Cardinal Financial Corporation (VA)	2,130,662	1.4
16 United Bankshares Inc. (WV)	2,037,632	1.3
17 WashingtonFirst Bankshares, Inc. (VA)	970,001	0.6
18 Middleburg Financial Corporation (VA)	922,039	0.6
19 Old Line Bancshares, Inc. (MD)	794,410	0.5
20 Bank of Georgetown (DC)	772,085	0.5
21 Virginia Heritage Bank (VA)	729,530	0.5
22 Access National Corporation (VA)	669,547	0.4
23 Fauquier Bankshares Inc. (VA)	519,869	0.3
24 Community Finl Corp. (MD)	519,106	0.3
25 Acacia Federal Savings Bank (VA)	496,612	0.3
26 Presidential Bank, FSB (MD)	491,880	0.3
27 John Marshall Bancorp Inc. (VA)	**430,564**	**0.3**
28 Southern National Bncp of VA (VA)	407,428	0.3
29 FVCBankcorp Inc. (VA)	392,992	0.3
Other	8,703,727	5.6

Data as of: 6/30/2024

Company	Market Deposits ($000)	Deposit Market Share (%)
1 Capital One Financial Corp. (VA)	57,835,363	19.8%
2 Bank of America Corporation (NC)	51,370,070	17.6%
3 Truist Financial Corp. (NC)	36,119,564	12.4%
4 Wells Fargo & Co. (CA)	33,180,886	11.4%
5 The PNC Finl Svcs Grp (PA)	15,954,639	5.5%
6 Atlantic Union Bkshs Corp. (VA)	13,700,557	4.7%
7 Citigroup Inc. (NY)	11,195,000	3.8%
8 United Bankshares Inc. (WV)	10,071,646	3.5%
9 Eagle Bancorp Inc (MD)	8,304,467	2.8%
10 M&T Bank Corp. (NY)	5,946,948	2.0%
11 The Toronto-Dominion Bank	5,911,518	2.0%
12 Forbright Inc. (MD)	5,593,845	1.9%
13 JPMorgan Chase & Co. (NY)	3,876,831	1.3%
14 Burke & Herbert Finl Svcs Corp (VA)	3,246,023	1.1%
15 HSBC Holdings plc	2,203,622	0.8%
16 FVCBankcorp Inc. (VA)	1,931,676	0.7%
17 Capital Bancorp Inc. (MD)	1,927,442	0.7%
18 John Marshall Bancorp Inc. (VA)	**1,917,653**	**0.7%**
19 MainStreet Bcshs (VA)	1,757,600	0.6%
20 Workers United (PA)	1,555,320	0.5%
21 WesBanco Inc. (WV)	1,427,302	0.5%
22 Chain Bridge Bancorp Inc. (VA)	1,303,526	0.4%
23 Pinnacle Financial Partners (TN)	995,074	0.3%
24 Freedom Finl Holdings Inc. (VA)	881,203	0.3%
25 ODNB Financial Corporation (VA)	840,397	0.3%
26 Shore Bancshares Inc. (MD)	813,492	0.3%
27 Eagle Financial Services Inc. (VA)	769,189	0.3%
28 Presidential Holdings Inc. (VA)	694,905	0.2%
29 Trustar Bank (VA)	693,142	0.2%
Other	9,720,622	3.3%

Figures represent market deposits within the Washington, D.C. MSA

JOHN MARSHALL BANCORP, INC.
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12 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

Second Quarter 2025 Highlights 13  Earnings Accelerating o Net income of $5.1 million for the three months ended June 30, 2025 represent a 30.7% increase as compared to $3.9 million for the three months ended June 30, 2024 and a 6.1% increase over the $4.8 million for the three months ended March 31, 2025. o Pre-tax, pre-provision earnings (Non-GAAP) of $7.1 million for the three months ended June 30, 2025 represent a 50.7% increase as compared to $4.7 million for the three months ended June 30, 2024 and a 12.1% increase over the $6.4 million for the three months ended March 31, 2025.  Continued Margin Expansion o The Company expanded net interest margin for the fifth consecutive quarter, growing by 11 basis points to 2.69%, compared to 2.58% for the first quarter of 2025 and 2.19% for the second quarter of 2024.  Significant Increase in Net Interest Income o For the three months ended June 30, 2025, the Company reported net interest income of $14.9 million, representing a $2.8 million or 23.5% increase over the prior year quarter and a $0.8 million or 5.9% increase over the previous quarter.  Excellent Asset Quality o As of June 30, 2025 the Company had no loans greater than 30 days past due, no non-accrual loans and no other real estate owned assets. The Company recorded no net charge-offs during the second quarter of 2025 and there were no loans classified as substandard as of June 30, 2025.  Strong Loan Demand o The Company’s loan pipeline remained strong with $135.5 million in new commitments recorded during the three months ended June 30, 2025, a 40.5% improvement on the $96.5 million of new commitments recorded during the three months ended March 31, 2025. The second quarter 2025 new commitment production represents the highest quarterly level since the fourth quarter of 2022. New commitments represent loans closed, but not necessarily fully funded as of the end of the respective reporting period.  Robust Capitalization o Each of the Bank’s regulatory capital ratios remained well in excess of the regulatory well-capitalized thresholds as of June 30, 2025. During the second quarter of 2025, the Company repurchased 76,804 shares of its common stock at an average price of $17.12. The aggregate repurchase activity was accretive to the Company’s book value per share.  Growing Book Value per Share o Book value per share increased from $16.54 as of June 30, 2024 to $17.83 as of June 30, 2025, a 7.8% increase. The June 30, 2025 book value per share reflects our $0.30 per share cash dividend declared on April 22, 2025 and paid on July 7, 2025.

14 Historical Growth Total Deposits ($MM) Total Assets ($MM) Total Gross Loans ($MM) 1st half figures reflect balances at the first six months ended of each year. $1,138 $1,309 $1,640 $1,882 $2,068 $1,907 $1,892 $1,913 $1,897 2018 2019 2020 2021 2022 2023 2024 1H24 1H25 $1,395 $1,582 $1,885 $2,149 $2,348 $2,243 $2,235 $2,270 $2,268 2018 2019 2020 2021 2022 2023 2024 1H24 1H25 $1,163 $1,326 $1,563 $1,666 $1,790 $1,860 $1,872 $1,827 $1,917 2018 2019 2020 2021 2022 2023 2024 1H24 1H25

15 Loan Portfolio Composition • The Company’s loan pipeline remained strong with $135.5 million in new commitments recorded during the quarter ended June 30, 2025. • 40.5% improvement over the $96.5 million in new commitments recorded in the quarter ended March 31, 2025. • 52.7% improvement over the $89.2 million in new commitments recorded during the quarter ended June 30, 2024. • The Company’s loan pipeline at 6/30/2025 was robust and gaining momentum. We saw increased lending opportunities that meet our underwriting standards. • The Company remains steadfast in adhering to our strict underwriting standards and the diligent management of the portfolio. • Tax-equivalent yield on total loans of 5.42% for the three months ended June 30, 2025. Data as of 6/30/2025 CRE - Owner Occupied 16.7% CRE - Non-owner Occupied 40.6% Multifamily 4.9% Commercial 2.3% Residential Real Estate 24.5% Consumer 1.3% CRE & Land Development Construction 4.1% Residential Construction 5.6%

16 Strength in CRE Loan Portfolio (1) Loan-to-value is determined at origination date and is divided by principal balance as of June 30, 2025. (2) The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property. (3) Principal balance excludes deferred fees or costs. Dollars in thousands. (4) Other asset class is primarily comprised of schools, daycares and country clubs. Data as of 6/30/2025. Asset Class Weighted Average Loan-to-Value(1) Weighted Average Debt Service Coverage Ratio(2) Number of Total Loans Principal Balance(3) Weighted Average Loan-to-Value(1) Weighted Average Debt Service Coverage Ratio(2) Number of Total Loans Principal Balance(3) Warehouse & Industrial 49.4% 3.3x 54 $ 68,163 50.4% 2.2x 45 $ 114,220 Office 56.8% 3.6x 135 82,418 45.3% 1.8x 56 106,136 Retail 58.6% 2.8x 42 74,145 50.1% 1.8x 147 453,032 Church 26.3% 2.6x 17 28,132 73.3% 1.0x 2 5,789 Hotel/Motel - - - - 52.0% 1.5x 11 82,656 Other(4) 36.6% 3.4x 38 67,203 45.2% 2.2x 8 15,758 Total 286 320,061 269 777,591 CRE - Owner Occupied CRE - Non-owner Occupied

17 Deposit Composition  Maintained a Balanced Funding Composition  Increased Non-Interest Bearing Demand Deposits from 22.8% to 23.1% of Total Deposits.  Increased Interest Bearing Demand Deposits from 37.3% to 38.2% of Total Deposits. June 30, 2024 June 30, 2025 (Dollars in thousands) $ Amount % of Total $ Amount % of Total Non-Interest Bearing Demand $ 437,169 22.8% $ 438,628 23.1% Interest Bearing, Non-Maturing $ 713,835 37.3% $ 724,196 38.2% Customer CDs $ 464,088 24.3% $ 431,858 22.8% Total Core Deposits $ 1,615,092 84.4% $ 1,594,682 84.1% Wholesale $ 297,748 15.6% $ 302,211 15.9% Total Deposits $ 1,912,840 100.0% $ 1,896,893 100.0%

18 Bond Portfolio As of June 30, 2025, 95% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies. As of June 30, 2025, the available-for-sale portfolio had a weighted average life of 3.1 years and the held-to-maturity portfolio had a weighted average life of 5.6 years. (Dollars in thousands) Available-for-sale U.S. Treasuries $ 20,215 $ 19,814 U.S. government and federal agencies 6,983 6,751 Corporate bonds 3,000 2,777 Collateralized mortgage obligations 35,339 29,560 Municipal 1,648 1,443 Mortgage-backed 69,141 65,153 Total Available-for-sale Securities $ 136,326 125,498 Held-to-maturity U.S. Treasuries $ 6,002 $ 5,592 U.S. government and federal agencies 35,332 31,738 Collateralized mortgage obligations 17,013 13,593 Municipal 6,032 5,160 Mortgage-backed 25,885 21,365 Total Held-to-maturity Securities $ 90,264 $ 77,448 Total Debt Securities $ 226,590 $ 202,946 Debt Securities Portfolio as of June 30, 2025 Amortized Cost Estimated Fair Value U.S Treasuries and Gov't Agencies, 31.5% Mortgage-Backed and Asset-Backed, 63.9% Municipal, 3.3% Corporate bonds, 1.3% Portfolio Mix - Amortized Cost

0.80% 0.95% 1.08% 1.06% 1.25% 1.40% 0.22% 0.76% 0.72% 0.89% 2017 2018 2019 2020 2021 2022 2023 2024 1H24 1H25 19 Performance Measures Diluted Earnings Per Share (EPS) Return on Average Equity (ROAE) 1H figures reflect amounts for the first six months of each year. (1) Returns during 2023 were negatively impacted by various restructuring measures as discussed in the Company's 10-K filed on March 20, 2024. (2) Annualized, as of June 30. Return on Average Assets (ROAA) (1) (1) (1) $0.66 $0.89 $1.17 $1.35 $1.83 $2.25 $0.36 $1.20 $0.57 $0.69 2017 2018 2019 2020 2021 2022 2023 2024 1H24 1H25 7.14% 8.98% 10.41% 10.49% 12.90% 15.18% 2.32% 7.16% 6.95% 7.91% 2017 2018 2019 2020 2021 2022 2023 2024 1H24 1H25 (2) (2) (2) (2)

$11,979 $12,027 $11,744 $12,081 $13,156 $14,066 $14,097 $14,926 2.08% 2.12% 2.11% 2.19% 2.30% 2.52% 2.58% 2.69% 1.80% 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% $(1,000) $1,000 $3,000 $5,000 $7,000 $9,000 $11,000 $13,000 $15,000 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Net Interest Income and Margin Trend Net Interest Income Net Interest Margin 20 Net Interest Margin Expansion Net Interest Margin/ Net Interest Income Growth  Net interest margin expanded during the last five consecutive quarters and grew 61 basis points from the third quarter of 2023.  Since the third quarter of 2023, 49 basis point increase in the yield on interest-earnings assets outpaced three basis point decrease in the rate on interest-bearing liabilities.  Net interest income grew by $2.9 million to $14.9 million during the quarter ended June 30, 2025, as compared $12.1 million in the prior year quarter. ($ in thousands) 4.54% 4.68% 4.83% 4.85% 4.97% 5.01% 4.99% 5.03% 3.41% 3.64% 3.81% 3.81% 3.86% 3.62% 3.48% 3.38% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Yield and Cost Trends Total interest-earning assets Total interest-bearing liabilities

21 Prudent Expense Management (1) FDIC – All banks' data is sourced from the FDIC’s Quarterly Banking Profile as of March 31, 2025. (2) Annualized, data as of June 30, 2025.  Stable non-interest expense over the preceding three years as a result of management’s prudent cost control.  As of June 30, 2025 the average bank non-interest expense to average assets was 2.5%(1) .. Our non-interest expense to average assets as of June 30, 2025 was 1.5% or 56% of the average bank non-interest expense ratio.  Our expense base is approximately $22 million lower than the level implied by the FDIC average. (2) Non-Interest Expense ($ in thousands) Year Ended December 31, 2022 2023 2024 1H 24 1H 25 % Change Salaries and employee benefits $ 20,190 $ 19,436 $ 19,240 $ 9,685 $ 10,277 6.1% Occupancy expense of premises 1,893 1,811 1,760 899 814 -9.5% Furniture and equipment expenses 1,325 1,178 1,220 598 630 5.4% Other operating expenses 8,466 8,390 9,589 4,651 4,840 4.1% Total Non-interest Expense $ 31,874 $ 30,815 $ 31,809 $ 15,833 $ 16,561 4.6% 2.2% 2.2% 2.0% 1.7% 1.4% 1.3% 1.3% 1.4% 1.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 Non-Interest Expense to Average Assets

22 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

23 Decreasing Concentration • $1.1 billion in CRE loans, net of unearned fees as of 6/30/2025. • 99.7% of CRE portfolio is within the DC MSA as of 6/30/2025. • No equity capital issuance since November 2013. Acquisition, Development & Construction Loans as a percentage of Total Risk-Based Capital Commercial Real Estate (Investor) Loans as a percentage of Total Risk-Based Capital CRE Investor Portfolio has grown 18.8% over the past 36 months; below 50% regulatory threshold. $22.5MM of subordinated 148% debt became Bank capital 120% 126%126%130% 121% 111%109% 94% 84% 73% 62% 64% 53% 55% 58% 61% 407% 379% 411%413% 403% 384% 367% 365% 340% 335% 338% 319% 338% 328% 336% 342%346%

24 Disciplined Credit Culture Asset Quality Capital Allowance for Credit Losses • Historically, the Bank has exhibited excellent loan quality with low levels of classified loans • No loans 30+ days PD, non-accrual loans, OREO, net charge-offs, or substandard loans. • “Well-Capitalized” under Basel III • Stress testing on a quarterly basis • Holding company provides capital alternatives • Conservative reserve methodology • ACL of 1.01% of loans Diversification Market Analysis Stress Testing • CRE portfolio is diversified among retail, multifamily, restaurants, shopping centers, churches, warehouses and other loan types • ADC and CRE concentrations have been reduced from 148% and 407%, respectively, at 9/30/2017 (post-subordinated debt) to 61% and 346%. • Bank receives market analysis, both on a national and local basis from a variety of sources • Bank utilizes a rigorous third-party loan review program • Quarterly stress testing of LTV and debt service coverage ratios • Targeted stress testing completed over CRE portfolio to assess changes in LTV when stressing collateral values and DSCR changes upon future repricing. Credit Selection Board Oversight Leverage Technology • RMs focus on experienced business owners with financial capacity • Relatively low individual officer discretionary loan authority levels; committee approval • Concentration and monitoring information provided to the Board at least quarterly • Utilize bank-specific CRM application to increase efficiency and optimize loan process management • Utilize leading construction finance management software Unless indicated otherwise, data as of 6/30/2025.

25 Credit Quality Non-Accruing Assets¹ / Assets (%) Net Charge-Offs / Loans (%) (1) Non-accruing assets include nonaccrual loans and leases, and foreclosed or repossessed assets. (2) Data as of June 30, 2025. (3) As of March 31, 2025, the most recent data available from the FDIC. 0.32% 0.01%0.09% 0.03% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0.32% 0.07% 0.03% 0.01% 0.00% 0.00% 0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (2) (2)  The Bank had no non-accrual loans, other real estate owned, or loans 30 or more days past due as of June 30, 2025.  The Bank has not had a net charge off since 2Q 2021.  As of June 30, 2025, the most recent FDIC peer loans and leases 30 days or more past due or in nonaccrual status level of 1.32% would equate to approximately $30 million of non-accruing assets. (3)

26 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

27 Strong Capital Ratios Highlights • The Bank’s capital ratios at June 30, 2025 stayed relatively constant when compared to June 30, 2024. We remain well above regulatory thresholds for well-capitalized banks. • The Bank would continue to remain meaningfully above regulatory thresholds for well-capitalized banks at June 30, 2025 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and the losses realized (Non-GAAP). • Book value per share has increased 7.8% from the second quarter of 2024 to the second quarter of 2025. When factoring in the $0.30 cash dividend per share declared in the second quarter of 2025, the book value per share return was 9.6%. $16.54 $17.07 $17.28 $17.72 $17.83 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Book Value per Share 5.0 12.2 12.4 12.8 6.5 15.4 15.2 15.3 8.0 15.4 15.2 15.3 10.0 16.4 16.2 16.3 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 Well-Capitalized Threshold June 30, 2024 December 31, 2024 June 30, 2025 Ratios (%) Bank Regulatory Capital Ratios (As Reported) Leverage ratio Common equity tier 1 ratio Tier 1 risk-based capital ratio Total risk-based capital ratio

28 Sources of Liquidity • In addition to available secured borrowing capacity, the Bank had available federal funds lines of $93.5 million at June 30, 2025. • Stress testing is performed quarterly with assumptions inclusive of both systemic and idiosyncratic risks. As of June 30, 2025 (Dollars in millions) Total Available Amount Used Net Availability Internal Sources: Cash $ 116.9 $ - $ 116.9 Unencumbered Securities, at Fair Value 108.6 - 108.6 External Sources: Federal Home Loan Bank 492.2 76.0 416.2 Federal Reserve Bank - BIC 113.9 - 113.9 Total Liquidity $ 831.6 $ 76.0 $ 755.6 $ 656.0 115% Uninsured or Unsecured Deposits Liquidity / Uninsured or Unsecured Deposits

Capital Management: Share Repurchases 29  On August 19, 2025, the Company announced an extension of the share repurchase authorization of 700,000 shares.  Through August 19, 2025, the Company had repurchased over 90,000 shares. The aggregate repurchase activity was accretive to the Company’s book value per share.  The Company may selectively continue repurchasing shares subject to market conditions, securities laws, and capital management priorities, among other decision criteria.

30 Franchise Overview Financial Highlights Credit & Asset Quality Capital & Liquidity Appendices

Historical Balance Sheet

($ in thousands)	As of December 31, 2020	2021	2022	2023	2024	As of June 30, 2025
ASSETS:						
Cash and Due from Banks	$ 8,228	$ 2,920	$ 6,583	$ 7,424	$ 5,945	$ 9,415
Fed Funds Sold	-	-	-	-	-	-
Deposits at Financial Institutions	130,229	102,879	55,016	91,581	116,524	107,511
Cash and Cash Equivalents	$ 138,457	$ 105,799	$ 61,599	$ 99,005	$ 122,469	$ 116,926
Available for Sale Securities	151,900	239,300	357,576	169,993	130,257	125,498
Held to Maturity Securities	-	105,509	99,415	95,505	92,009	90,264
Other Securities	6,643	6,820	6,540	7,804	10,466	10,733
Total Cash & Securities	$ 297,000	$ 457,428	$ 525,130	$ 372,307	$ 355,201	$ 343,421
Gross Loans Held for Investment (ex-PPP loans)	1,448,113	1,598,766	1,789,376	1,859,836	1,872,173	1,916,915
PPP Loans	114,411	67,703	132	131	-	-
Allowance for Loan Credit Losses	17,017	20,032	20,208	19,543	18,715	19,298
Total Net Loans	$ 1,545,507	$ 1,646,437	$ 1,769,300	$ 1,840,424	$ 1,853,458	$ 1,897,617
Real Estate Owned and Held for Investment	-	-	-	-	-	-
Fixed Assets	2,422	1,620	1,219	1,281	1,318	1,519
Interest Receivable	5,308	4,943	5,531	6,110	5,996	5,844
Bank-owned Life Insurance	20,587	20,998	21,170	-	-	-
Other Assets	14,672	17,883	25,885	22,427	18,974	19,552
Total Other Assets	42,989	45,444	53,805	29,818	26,288	26,915
Total Assets	**$ 1,885,496**	**$ 2,149,309**	**$ 2,348,235**	**$ 2,242,549**	**$ 2,234,947**	**$ 2,267,953**
LIABILITIES:						
Total Deposits	$ 1,640,120	$ 1,881,553	$ 2,067,740	$ 1,906,600	$ 1,892,415	$ 1,896,893
FHLB Borrowings	22,000	18,000	-	-	56,000	56,000
Fed Funds Purchased	-	-	25,500	10,000	-	16,500
Federal Reserve Bank borrowings	-	-	-	54,000	-	-
Repurchase Agreements	-	-	-	-	-	-
Total Subordinated Debt	24,679	24,728	24,624	24,708	24,791	24,833
Total Debt	$ 46,679	$ 42,728	$ 50,124	$ 88,708	$ 80,791	$ 97,333
Total Other Liabilities	12,616	16,558	17,571	17,327	15,127	19,995
Total Liabilities	**$ 1,699,415**	**$ 1,940,839**	**$ 2,135,435**	**$ 2,012,635**	**$ 1,988,333**	**$ 2,014,221**
EQUITY:						
Common Equity	$ 182,295	$ 208,870	$ 241,497	$ 242,165	$ 257,266	$ 262,221
Accumulated Other Comprehensive Income (Loss)	3,786	(400)	(28,697)	(12,251)	(10,652)	(8,489)
Total Liabilities & Equity	**$ 1,885,496**	**$ 2,149,309**	**$ 2,348,235**	**$ 2,242,549**	**$ 2,234,947**	**$ 2,267,953**

JOHN MARSHALL BANCORP, INC.
31

Historical Income Statement

($ in thousands)	For the Year Ended December 31, 2020	2021	2022	2023	2024	Six Months Ended June 30, 2025
Interest and dividend income	$ 72,446	$ 74,119	$ 84,066	$ 100,770	$ 110,133	$ 55,147
Interest expense	15,607	8,211	13,645	50,286	59,086	26,124
Net interest income	$ 56,839	$ 65,908	$ 70,421	$ 50,484	$ 51,047	$ 29,023
Provision for (recovery of) credit losses	6,217	3,105	175	(3,252)	(370)	707
Net interest income after provision for (recovery of) credit losses	$ 50,622	$ 62,803	$ 70,246	$ 53,736	$ 51,417	$ 28,316
Service charges on deposit accounts	$ 237	$ 262	$ 324	$ 330	$ 349	$ 168
Bank owned life insurance	469	411	544	224	-	-
Other service charges and fees	400	477	656	838	655	294
Gains (Losses) on securities	309	10	-	(17,316)	-	-
Insurance commissions	55	284	382	386	416	246
Gain on sale of government guaranteed loans	-	-	-	131	520	97
Non-qualified deferred compensation MTM	96	194	(354)	317	236	206
Other operating income	47	81	139	150	95	1
Total non-interest income	$ 1,613	$ 1,719	$ 1,691	$ (14,940)	$ 2,271	$ 1,012
Salaries and employee benefits	$ 18,167	$ 20,411	$ 20,190	$ 19,436	$ 19,240	$ 10,277
Occupancy expense of premises	1,950	1,985	1,893	1,811	1,760	814
Furniture and equipment expenses	1,626	1,436	1,325	1,178	1,220	630
Other operating expenses	7,420	8,430	8,466	8,390	9,589	4,840
Total non-interest expenses	$ 29,163	$ 32,262	$ 31,874	$ 30,815	$ 31,809	$ 16,561
Net Income before income taxes	23,072	32,260	40,063	7,981	21,879	12,767
Income tax expense	4,546	6,799	8,260	2,823	4,758	2,854
Net income	$ 18,526	$ 25,461	$ 31,803	$ 5,158	$ 17,121	$ 9,913

JOHN MARSHALL BANCORP, INC.
32

33 Reconciliation of Non-GAAP Disclosures John Marshall Bancorp, Inc. Reconciliation of Certain Non-GAAP Financial Measures (unaudited) (Dollar amounts in thousands, except per share amounts) For the Twelve Months Ended December 31, 2023 Non-interest loss (GAAP) $ (14,940) Adjustment: Pre-tax loss recognized on sale of available-for-sale securities 17,114 Core non-interest income (Non-GAAP) $ 2,174 Income before taxes (GAAP) $ 7,981 Adjustment: Pre-tax loss recognized on sale of available-for-sale securities 17,114 Core income before taxes (Non-GAAP) $ 25,095 Income tax expense (GAAP) $ 2,823 Adjustment: Tax and 10% modified endowment contract penalty on early surrender of BOLI policies (1,101) Adjustment: Tax benefit of loss recognized on sale of available-for-sale securities 3,594 Core income tax expense (Non-GAAP)(1) $ 5,316 Net income (GAAP) $ 5,158 Core net income (Non-GAAP)(2) $ 19,779 Earnings per share - basic (GAAP) $ 0.36 Core earnings per share - basic (Non-GAAP)(3) $ 1.40 Earnings per share - diluted (GAAP) $ 0.36 Core earnings per share - diluted (Non-GAAP)(3) $ 1.39 Return on average assets (GAAP) 0.22 % Core return on average assets (Non-GAAP)(4) 0.85 % Return on average equity (GAAP) 2.32 % Core return on average equity (Non-GAAP)(5) 8.91 % Efficiency ratio (GAAP) 86.7 % Core efficiency ratio (Non-GAAP)(6) 58.5% (1) Includes tax benefit (expense) calculated using the federal statutory tax rate of 21%. (2) Core net income reflects net income adjusted for the non-recurring tax effected loss recognized on the sale of available-for-sale securities in and non-recurring tax expense associated with the surrender of the Company’s BOLI policies in July 2023. It is calculated by subtracting core income tax expense from core income before taxes for the periods presented. (3) Core earnings per share – basic and core earnings per share – diluted is calculated by dividing core net income by basic weighted average shares outstanding and diluted weighted average shares outstanding, respectively, for the period presented. (4) Core return on average assets is calculated by dividing core net income by average assets for the period presented. (5) Core return on average equity is calculated by dividing core net income by average equity for the period presented. (6) Core efficiency ratio is calculated by dividing non-interest expense by the sum of core non-interest income and net interest income for the period presented.

34 Reconciliation of Non-GAAP Disclosures

35 Reconciliation of Non-GAAP Disclosures